Exhibit 99.1
Cidara Therapeutics Announces $105 Million Private Placement
Financing led by new investor, Venrock Healthcare Capital Partners, with significant participation by new and existing life sciences-focused investors
SAN DIEGO, November 21, 2024 — Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company using its proprietary Cloudbreak® platform to develop drug-Fc conjugate (DFC) immunotherapies designed to save lives and improve the standard of care for patients facing serious diseases, today announced that it has entered into a securities purchase agreement with certain investors to raise up to approximately $105 million in gross proceeds. The private placement is being led by new investor, Venrock Healthcare Capital Partners, and includes significant participation by new and existing life-sciences focused investors, including RA Capital Management, TCGX, BVF Partners LP, Vivo Capital, Spruce Street Capital, Adage Capital Partners LP, and Checkpoint Capital.
Pursuant to the terms of the securities purchase agreement, Cidara will issue an aggregate of 3,892,274 shares of its common stock at a purchase price of $14.912 per share. In lieu of shares of common stock, certain investors are purchasing pre-funded warrants to purchase an aggregate of 3,149,035 shares of common stock at a purchase price of $14.9119 per pre-funded warrant, which equals the purchase price per share of common stock, less the $0.0001 per share exercise price of each pre-funded warrant. The private placement is expected to close on or about November 25, 2024, subject to satisfaction of customary closing conditions.
Cidara intends to use the net proceeds from the private placement to fund research and development of product candidates, working capital and general corporate purposes.
RBC Capital Markets acted as the sole placement agent for the private placement. Guggenheim Securities acted as financial advisor to the Company.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Cidara has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock purchased in the private placement and shares of common stock underlying the pre-funded warrants.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Cidara Therapeutics
Cidara Therapeutics is using its proprietary Cloudbreak® platform to develop novel drug-Fc conjugates (DFCs) comprising targeted small molecules or peptides coupled to a proprietary human antibody fragment (Fc). Cidara’s lead DFC candidate, CD388, is a long-acting antiviral designed to achieve universal prevention of seasonal and pandemic influenza with a single dose by directly inhibiting viral proliferation. In June 2023, CD388 was granted Fast Track Designation by the U.S. Food and Drug Administration (FDA), and the Company announced initiation of a Phase 2b trial in September 2024. Additional DFCs have been developed for oncology and in July 2024 Cidara received IND clearance for CBO421 which is intended to target CD73 in solid tumors. Cidara is headquartered in San Diego, California.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expect,” “may,” “plan” or “will”. Forward-looking statements in this release include, but are not limited to, statements related to the completion, timing and size of the private placement, the intended use of the net proceeds, the filing of a resale registration statement and Cidara’s plans regarding the development of CD388. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as risks associated with market conditions and the satisfaction of closing conditions related to the private placement, risks associated with Cidara’s cash needs, and risks and uncertainties associated with Cidara’s business and finances in general. These and other risks are identified under the caption “Risk Factors” in Cidara’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 7, 2024 and other filings the Company makes with the SEC from time to time and available at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Cidara does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.
INVESTOR CONTACT:
Brian Ritchie
LifeSci Advisors
(212) 915-2578
britchie@lifesciadvisors.com
MEDIA CONTACT:
Michael Fitzhugh
LifeSci Communications
mfitzhugh@lifescicomms.com
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